UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.)	001-14625	53-0085950
Delaware (Host Hotels & Resorts, L.P.)	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and ZIP CODE)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 2, 2013, Host Hotels & Resorts, Inc. (the “Company”) announced that, on July 1, 2013, and at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company, the Board increased its size from nine to ten directors and elected Ms. Mary L. Baglivo to the Board of Directors to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified. Ms. Baglivo was also appointed to the Company’s Compensation Policy Committee effective July 1, 2013.

Ms. Baglivo is currently a partner with Brand Value Advisors, a strategic brand and digital marketing advisory firm. She previously served as chair and chief executive officer, the Americas at Saatchi & Saatchi Worldwide from 2008 to April 2013, and chief executive officer, New York from 2004 to 2008. Prior to joining Saatchi& Saatchi, she was president, Arnold Worldwide from 2002-2004 and chief executive officer of Panoramic Communications from 2001 until 2002. She currently serves on the board of directors of PVH Corp and is a member of its compensation committee. In addition, she is a trustee of Northwestern University, a director of the American Advertising Federation and a director of The Kids Corporation.

The Board of Directors determined that Ms. Baglivo is independent under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual, including under the additional independence requirements applicable to compensation committee members, and (b) the “Director Independence” standards of the Corporate Governance Guidelines of the Company. In connection with her appointment, the Company entered into an indemnification agreement with Ms. Baglivo, substantially in the form of the indemnification agreement the Company has entered into with other directors and previously filed by the Company with the Securities and Exchange Commission. The form of the indemnification agreement generally provides for the indemnification of and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of their service to the Company.

Ms. Baglivo will receive the same fees for her service as our other independent directors, which fees were disclosed in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders. Annual cash compensation will be pro-rated from the date of Ms. Baglivo’s election to the Board. In addition, the Nominating and Corporate Governance Committee recommended, and the Board approved, an award of common stock units equaling the prorated annual stock award amount to be credited to a deferred stock unit account established for Ms. Baglivo. The number of stock units was calculated by dividing the pro-rated annual stock award amount of $90,000 by the fair market value of the Company’s common stock on the date of Board approval, July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2013	HOST HOTELS & RESORTS, INC.

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2013	HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC., its general partner

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

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